   As filed with the Securities and Exchange Commission on November 12, 1999
                                                      Registration No. 333-69269


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                     International Integration Incorporated
             (Exact name of registrant as specified in its charter)

            Delaware                                           04-3169145
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                          Identification Number)



   107 Grand Street, 3rd Floor
           New York, NY                                          10003
(Address of Principal Executive Offices)                       (Zip Code)

                                 1993 STOCK PLAN
                                 1996 STOCK PLAN
                            1998 STOCK INCENTIVE PLAN
                  1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                        1998 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                               Jeffrey A. Dachis
                            Chief Executive Officer
                    International Integration Incorporated
                          107 Grand Street, 3rd Floor
                              New York, NY 10013
                    (Name and address of agent for service)

                                 (212) 966-5960
                               (Telephone number,
                              including area code,
                              of agent for service)


                                    Copy to:
                             Jeffrey A. Stein, Esq.
                                Hale and Dorr LLP
                                 60 State Street
                                Boston, MA 02109

                         DEREGISTRATION OF COMMON STOCK

     On December 18, 1998, International Integration Incorporated (the "Company") filed a Registration Statement on Form S-8, Registration No. 333-69269 (the "Registration Statement"), for the sale of 9,339,801 shares of Common Stock, par value $.01 per share (the "Common Stock") of the Company under the plans referenced therein (the "Plans"). On November 2, 1999, the shareholders of the Company approved and adopted an Agreement and Plan of Merger, dated as of August 10, 1999, by and among the Company, Razorfish, Inc. and Ray Merger Sub, Inc., a wholly-owned subsidiary of Razorfish, and on November 2, 1999, Ray Merger Sub, Inc. merged with and into the Company and the Company became a wholly-owned subsidiary of Razorfish. Pursuant to the Agreement, Razorfish assumed the obligations of the Company under the Plans and the Plans were terminated. This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister all of the unsold shares of Common Stock formerly issuable under the Plans, constituting 1,335,369 shares.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on the 11th day of November, 1999.


                                  INTERNATIONAL INTEGRATION INCORPORATED


                                   By:    /s/ Jeffrey A. Dachis
                                       ---------------------------
                                      Jeffrey A. Dachis, President






          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                      Title                               Date

/s/ Jeffrey A. Dachis          President and Director (principal   November 11, 1999
-----------------------        executive officer)
Jeffrey A. Dachis

/s/ Craig M. Kanarick          Treasurer
-----------------------        (principal financial officer)       November 11, 1999
Craig M. Kanarick
